CODE OF ETHICS

2/1/2017

BlueArc Capital Management, LLC
One Buckhead Plaza

3060 Peachtree RoadSuite 250
Atlanta, GA 30305
404.419.6130

Table of Contents

1. General Provisions	1
2. Covered Persons	1
2.1. Supervised Persons	1
2.2. Access Persons	2
2.3. Family Members	2
3. Business Conduct Standards	2
3.1. Compliance with Laws and Regulations	2
3.2. Confidentiality of Client Information	2
3.3. Conflicts of Interest	3
3.4. Public Presentations, Social Media and Blogging Policy	4
3.5. Rumor Policy	4
3.6. Outside Business Interests – Change in Employment	4
3.7. Gifts and Entertainment	4
3.8. Political Contributions	5
3.9. Reporting of Violations	5
3.10 Whistleblower Policy	5
4. Insider Trading	5
5. Personal Securities Transactions	6
5.1 Pre-clearance	6
5.2. Reporting Requirements	6
5.3. Reportable Securities	6
5.6. Reporting Exceptions	7
5.7. Periodic Certifications	7
5.8. Initial and Annual Personal Securities Holdings Reports	8
5.9 Quarterly Personal Securities Transaction Reports	8
5.10. Annual Written Reports to the Board	8
6. Recordkeeping Requirements	9
7. Form ADV Disclosure	9
8. Acknowledgment of Receipt	9
Exhibit 1: Personal Securities Trading Request & Authorization	10
Exhibit 2: Employee Initial/Annual Certification	11
Exhibit 3: Electronic Communications Certification	12
Exhibit 4: Employee Disciplinary Action Certification	13
Exhibit 5: Initial Political Contribution Certification	14
Exhibit 6: Quarterly Political Contribution Certification	15
Exhibit 7: Initial Personal Securities Holdings Report	16
Exhibit 8: Annual Personal Securities Holdings Report	17
Exhibit 9: Quarterly Personal Securities Transaction Report	18

1.       General Provisions

This Code of Ethics (the “Code”) has been adopted by BlueArc Capital Management, LLC (“BlueArc”), a Delaware limited liability company, in accordance with Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1(c) under the Investment Company Act of 1940 (the ”Act”). This Code establishes rules of conduct for all affiliated persons of BlueArc and is designed to, among other things, govern personal securities trading activities in the accounts of affiliated persons. The Code is based upon the principle that BlueArc and its affiliated persons owe a fiduciary duty to their Clients to conduct their affairs, including their personal securities transactions, in such a manner as to:

▪  Place the interests of BlueArc’s Clients first and foremost ahead of their own personal interests,

▪  Ensure that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility,

▪  Avoid taking any inappropriate advantage of their positions.

This Code is designed so that high ethical standards be applied and maintained by BlueArc and its affiliated persons. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading, and other forms of prohibited or unethical business conduct. Strict compliance with the provisions of this Code is expected of all affiliated persons of BlueArc. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee. Our reputation for fair and honest dealing with our Clients and the investment community in general is very important and has taken considerable time to build.

Employees are urged to seek the advice of the Chief Compliance Officer (“CCO”) for any questions as to how this Code applies to their individual circumstances. The CCO may delegate any of their responsibilities or duties described in this Code by designating the individual assigned to the task in the Designation of Responsibilities exhibit in BlueArc’s Policies and Procedures Manual. The CCO may also, under circumstances that are considered appropriate or after consultation with the Chief Executive Officer (“CEO”) of BlueArc, grant exceptions to the provisions contained in this Code only when it is clear that the interests of BlueArc’s Clients will not be adversely affected. All questions arising in connection with personal securities trading should be resolved in favor of the interest of Clients even at the expense of the interest of our employees.

2.       Covered Persons

Covered persons are all affiliated persons of BlueArc as defined below under Supervised Persons, Access Persons, and (where applicable) Family Members.

2.1.       Supervised Persons

Supervised persons include:

▪  Directors, officers, and partners of BlueArc (or other persons occupying a similar status or performing similar functions);

▪  Employees of BlueArc;

▪  Any other person who provides advice on behalf of BlueArc and is subject to BlueArc’s supervision and control;

▪  Temporary workers;

▪  Independent contractors; and

▪  Access persons.

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2.2.       Access Persons

Access persons include any supervised persons who:

▪  Have access to non-public information regarding any Client’s purchase or sale of securities;

▪  Have access to non-public information regarding the portfolio holdings of any Client;

▪  Are involved in making securities recommendations to any Client, or have access to such recommendations that are non-public; or

▪  Are BlueArc’s directors, officers and partners.

2.3.       Family Members

For purposes of personal securities reporting and political contributions requirements, BlueArc considers the supervised or access persons defined above to also include the person’s immediate family (including any relative by blood or marriage living in the supervised or access person’s household) and any account in which he or she has a direct or indirect beneficial interest (such as a trust).

3.       Business Conduct Standards

3.1.       Compliance with Laws and Regulations

All covered persons must comply with all applicable state and federal securities laws including, but not limited to, the Advisers Act, the Act, Regulation S-P and the Patriot Act, as it pertains to Anti-Money Laundering. Rule 17j-(1)b) under the Act and Section 206 of the Advisers Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment advisers. In particular, it is unlawful for any affiliated person of BlueArc in connection with the purchase or sale, directly or indirectly, to:

▪  Defraud a Client in any manner;

▪  Mislead a Client, including by making a statement that omits material facts;

▪  Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a Client;

▪  Engage in any manipulative practice with respect to a Client; or

▪  Engage in any manipulative practice with respect to securities, including price manipulation.

3.2.       Confidentiality of Client Information

In the course of investment advisory activities of BlueArc, the firm obtains and has access to personal and nonpublic information about its Clients. Such information may include a person’s status as a Client, personal financial, and account information, the allocation of assets in a Client portfolio, the composition of investments in any Client portfolio, information relating to services performed for or transactions entered into on behalf of Clients, advice provided by BlueArc to Clients, and data or analyses derived from such nonpublic personal information (collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether relating to BlueArc’s current or former Clients, is subject to the Code’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

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3.3.       Conflicts of Interest

BlueArc, as a fiduciary, has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its Clients. Compliance with this duty can be achieved by avoiding conflicts of interest and if they occur, by fully disclosing all material facts concerning any conflict that may arise with respect to any Client.

Conflicts among Client Interests

Conflicts of interest may arise where BlueArc or its covered persons have reason to favor the interests of one Client over another Client (e.g., larger accounts over smaller accounts, accounts where compensation is greater, accounts in which covered persons have made material personal investments, accounts of close friends or relatives of covered persons). BlueArc specifically prohibits inappropriate favoritism of one Client over another Client.

Competing with Client Trades

BlueArc prohibits covered persons from using knowledge about pending or currently considered securities transactions for Clients in order to profit personally, directly or indirectly, as a result. In order to avoid any potential conflict of interest between BlueArc and its Clients, securities transactions for the accounts of covered persons in the same security as that purchased or sold for advisory accounts should be entered only after the expiration of a black-out period, explained more fully below.

No Transactions with Clients

BlueArc specifically prohibits covered persons from knowingly selling to or purchasing from a Client any security or other property, except securities that may be issued by the Client.

Disclosure of Personal Interest

BlueArc prohibits covered persons from recommending, implementing or considering any securities transaction for a Client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to an appropriate designated person (e.g., the CEO or, with respect to the CEO’s interests, the CCO). If this designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Referrals/Brokerage

BlueArc requires covered persons to act in the best interests of BlueArc’s Clients regarding execution and other costs paid by Clients for brokerage services. Covered persons are reminded to strictly adhere to BlueArc’s policies and procedures regarding brokerage (including allocation, best execution, soft dollars, and directed brokerage) as outlined in BlueArc’s Policy and Procedures Manual.

Vendors and Suppliers

BlueArc requires covered persons to disclose any personal investments or other interests in vendors or suppliers with whom the covered person negotiates or makes decisions on behalf of BlueArc. BlueArc specifically prohibits covered persons with interests as noted above from negotiating or making decisions regarding BlueArc’s business with such companies.

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3.4.       Public Presentations, Social Media and Blogging Policy

Covered persons may periodically be called upon to make public presentations to a variety of audiences. If the covered person is making a presentation in support of their work with BlueArc, all prepared comments and handouts must be reviewed and approved by the CCO prior to the presentation. If the presentation is being made in a capacity other than as a representative of BlueArc, the covered person must assert that any opinions they may offer are their own and do not reflect the policies or opinions of BlueArc. The usage of interactive social media or blogging for business related purposes by BlueArc’s covered persons is currently prohibited. Further information is provided in BlueArc’s Policy and Procedures Manual.

3.5.       Rumor Policy

All covered persons are expressly prohibited from knowingly spreading any false rumor concerning any company, or any purported market development, that is designed to impact trading in or the price of that company's or any other company's securities, (including any associated derivative instruments), and from engaging in any other type of activity that constitutes illegal market manipulation. This prohibition includes the false spreading of any rumors, or any other form of illegal market manipulation, via any media, including, but not limited to e-mail, instant messages, blogs or chat rooms. Any covered person who is found to have engaged in such conduct shall be subject to disciplinary action which may include termination.

3.6.       Outside Business Interests – Change in Employment

A covered person who seeks or is offered a position as an officer, trustee, director, or is considering employment in any other capacity in an outside enterprise, is expected to discuss such anticipated plans with the CCO or their designee prior to accepting such a position. Information submitted to the CCO is considered confidential and will not be discussed with the covered person’s prospective employer without the covered person’s permission.

BlueArc does not wish to limit any covered person’s professional or financial opportunities, but needs to be aware of such outside interests so as to avoid potential conflicts of interest or interruption in services to our Clients. BlueArc must also be concerned as to whether there may be any potential financial liability or adverse publicity that may arise from an undisclosed business interest by a covered person.

3.7.       Gifts and Entertainment

Covered persons of BlueArc should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or entity. Additionally covered persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making of a Client or vendor in their service of BlueArc’s needs.

Accepting Gifts

Accepting extraordinary or extravagant gifts is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of BlueArc. Written disclosure of such gift must be promptly reported to the CCO.

Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $250 in any calendar year), are required to be disclosed upon receipt to the CCO. These gifts will be logged by the CCO. Customary business meals, entertainment (e.g. sporting events), and promotional items (i.e., pens, mugs, T-shirts,

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candy and holiday treats) may be accepted without the need to report to the CCO., see Entertainment below for additional guidance.

Solicitation of Gifts

BlueArc’s covered persons are prohibited from soliciting gifts of any size under any circumstances.

Giving Gifts

BlueArc’s covered persons may not give any gift with a value in excess of $250 per calendar year to a Client or person who regularly does business with, regulates, advises or renders professional service to BlueArc. Written disclosure of such gift must be promptly reported to the CCO or their designee. The CCO will maintain a gift log.

Entertainment

No covered person may provide or accept extravagant or excessive entertainment to or from a Client, prospective Client, or any person or entity that does or seeks to do business with or on behalf of BlueArc. Covered persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. For example, there is a difference between attending a football game and attending the Superbowl. When planning business events, please seek guidance from the CCO on acceptable entertainment options.

3.8.       Political Contributions

All covered persons of BlueArc must receive prior written approval from the CCO or their designee for any political contribution or contribution to a political action committee (“PAC”) in excess of the De Minimis exception as outlined in Section 3 of BlueArc’s Policy and Procedures Manual.

3.9.       Reporting of Violations

All covered persons of BlueArc must promptly (upon discovery of violation) report violations of this Code to the CCO. If the CCO is unavailable, the violation must then be reported to BlueArc’s CEO. The CEO will determine if any sanctions may be appropriate and imposed which may include reprimands, censures, fines, disgorgement, or suspensions. Employees of BlueArc should understand that a material breach of the provisions of this Code will constitute grounds for disciplinary action and/or immediate termination of employment with BlueArc.

3.10       Whistleblower Policy

The Dodd-Frank Act (the “Act”) contains provisions that protect whistleblowers who report fraudulent activities at financial services firms. Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides that the U.S. Securities and Exchange Commission (“SEC”) shall pay awards to eligible whistleblowers who voluntarily provide the SEC with original information that leads to a successful enforcement action yielding monetary sanctions of over $1 million. The award amount is required to be between 10 percent and 30 percent of the total monetary sanctions collected in the Commission’s action or any related action such as in a criminal case.

The Dodd-Frank Act also expressly prohibits retaliation by employers against whistleblowers and provides them with a private cause of action in the event that they are discharged or discriminated against by their employers in violation of the Act. Further information is provided in BlueArc’s Policy and Procedures Manual.

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4.       Insider Trading

Inside information is presently defined as information that has not been disseminated to the public through the customary news media; is known by the recipient (tippee) to be non-public; or has been improperly obtained. In addition, the information must be material, important enough that a reasonably prudent person might base their decision to invest or not invest on the information. If a covered person believes they are in possession of inside information, it is critical that they not act on the information or disclose it to anyone, but instead advise the CCO accordingly. Acting on such information may subject the covered person to severe federal criminal penalties, and result in disciplinary action and potentially termination of employment with BlueArc. Insider trading is discussed more fully in BlueArc’s Policy and Procedures Manual.

5.       Personal Securities Transactions

All covered persons of BlueArc are required to complete and submit the trading and securities reports described below. The CCO will review each report for any evidence of improper holding, trading activities, or conflicts of interest by the covered person. The CEO will review the CCO’s reports.

5.1       Pre-clearance

No covered person may purchase or sell any initial public offerings or limited offerings (i.e., private placements) without pre-clearing this action through the CCO. The CCO may reject any proposed trade by a covered person that is inappropriate in terms of the affirmative duty of a covered person of BlueArc to BlueArc’s Clients.

Requests for pre-clearance are made by completing a Personal Securities Trading Request & Authorization form (Exhibit 1) and forwarding it to the CCO. A final decision will be communicated to the covered person in a timely fashion. Only upon receipt of the written approval from the CCO can the covered person engage in the requested transaction. All approved transactions are in effect solely for the business day on which approval was requested. If a covered person decides not to execute the transaction on the day pre-clearance approval is given or the entire trade is not executed, a new request for pre-clearance must be made. Limit orders entered must be placed as a day order. In addition, covered persons may not simultaneously request pre-clearance to buy and sell the same security.

5.2.       Reporting Requirements

All covered persons of BlueArc are required to report the holdings and transactions for any personal trading accounts under their control. This requirement applies to all accounts a covered person might reasonably have control over, for all members of their household, as well as any other account from which they receive an economic benefit, including the 401(k) and the Profit Sharing Plans.

If a covered person believes that they should be exempt from the reporting requirements above they should advise the CCO in writing, giving the name of the account, the person(s) or firm(s) responsible for its management, and the reason(s) they should be exempt from reporting requirements under this Code.

5.3.       Reportable Securities

Section 202(a)(18) of the Advisers Act defines the term “Security” as follows:

"Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing

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agreement, collateral-trust certificate, pre- organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

For purposes of this Code, the term “Reportable Securities” means all of the securities described above except:

▪	Open-ended mutual funds, except proprietary mutual funds advised or sub-advised by or for BlueArc;
▪	Direct obligations of the United States;
▪	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
▪	Shares issued by money market funds;
▪	Shares issued by open-end funds other than reportable funds (Note: The term “Reportable Funds” means any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you.); and

▪  Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Exchange Traded Products, (ETPs) including exchange traded notes, (ETNs), exchange traded funds, (ETFs), closed end funds and exchange traded derivative contracts are considered reportable securities under the Code. If there is any question by an access person as to whether a security is reportable under this Code, they should consult with the CCO for clarification on the issue before entering any trade for their personal account.

5.6.       Reporting Exceptions

Covered persons are not required to submit:

▪  Any report with respect to securities held in accounts over which the access person has no direct or indirect influence or control;

▪  A transaction report with respect to transactions effected pursuant to an automatic investment plan (Note: This exception includes dividend reinvestment plans.); and

▪  A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that BlueArc holds in its records so long as BlueArc receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

5.7.       Periodic Certifications

Code of Ethics

Upon employment, annually thereafter, and upon any revision, each covered person will affirm receipt of the Code and BlueArc’s Policies and Procedures Manual and acknowledge they have read, understand and will comply with policies described in both (Exhibit 2: Employee Initial/Annual Certification).

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Electronic Communication

Upon employment and annually thereafter each covered person will be asked to complete an attestation (Exhibit 3: Electronic Communications Certification) affirming their knowledge and compliance with BlueArc’s electronic communication policies.

Disciplinary Action

Upon employment and annually thereafter each covered person will be asked to complete a form (Exhibit 4: Employee Disciplinary Action Certification) affirming they have no disclosure issues to report and in the event of such an occurrence, will notify the CCO immediately.

Political Contributions

Upon employment (Exhibit 5: Initial Political Contribution Certification) and quarterly thereafter (Exhibit 6: Quarterly Political Contribution Certification) each covered person will be asked to complete a form affirming they have made no political contributions for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.

5.8.       Initial and Annual Personal Securities Holdings Reports

Initial Holdings Reports

All employees of BlueArc who during the course of their employment become an access person as defined in subsection 2 of this Code (this may be upon employment), must provide the CCO with an Initial Personal Securities Holdings Report (Exhibit 7) no later than 10 days after the individual becomes a covered person. The holdings information provided on this report must be complete and current as of 45 days before the individual became a covered person.

Annual Holdings Reports

All access persons of BlueArc must provide the CCO with an Annual Personal Securities Holdings Report (Exhibit 8) on a date specified by the CCO. The information on the report must be current as of a date no more than 45 days prior to the date the report was submitted. It is BlueArc’s policy that Annual Personal Securities Holdings Reports list all securities held by that person as of December 31st of each year. The report must be submitted not later than January 30th following year end.

5.9       Quarterly Personal Securities Transaction Reports

Every covered person must submit a quarterly personal securities transaction report (Exhibit 9) to the CCO, no later than 30 days from quarter end. The reports must be fully completed and list all securities transactions executed during that quarter in the employee’s brokerage account(s) or in any account(s) in which the employee may have any direct or indirect beneficial interest or ownership.

5.10 Outside Business Activity

Our fiduciary duties to Clients require the firm and its employees devote their professional attention to Client interests above their own and those of other organizations. Employees may not engage in the following business activities without the prior written consent of the CCO:

1)       Be engaged in any other business;

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2)       Be employed or compensated by any other person for business-related activities;

3)       Serve as an employee of another organization;

4)       Serve as general partner, managing member or in similar capacity with limited or general partnerships, limited liability companies (LLCs) or private funds;

5)       Engage in personal investment transactions to an extent that it diverts an employee’s attention from or impairs the performance of his or her duties in relation to the business of the Firm and its Clients;

6)       Have any direct or indirect financial interest or investment in any dealer, broker or other current or prospective supplier of goods or services to the firm from which the employee might benefit or appear to benefit materially; or

7)       Serve on the board of directors (or in any similar capacity) of another company.

Authorization for board service will normally require that the Firm not hold or purchase any securities of the company on whose board the employee/director sits. Before undertaking any of the activities listed above, the employee must obtain written approval (see Exhibit 10) from the CCO.

5.11. Annual Written Reports to the Board

At least annually, the CCO will provide a written report to the Board of Directors of each registered fund for which the Adviser acts as an investment adviser as follows:

▪  Issues Arising Under the Code. The report must describe any issue(s) that arose during the previous year under this Code of Ethics, including any material or violations of the Code or procedures, and any resulting sanction(s).

▪  Certification. Each report must be accompanied by a certification to the Board of Directors that the Adviser has adopted procedures reasonably necessary to prevent access persons from violating this Code.

6.       Recordkeeping Requirements

BlueArc will maintain the following records for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place:

▪  A copy of each Code that has been in effect at any time during the past five years;

▪  A record of any violation of the Code and any action taken as a result of this violation for five years from the end of the fiscal year in which the violation occurred;

▪  A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a covered person;

▪  Holdings and transactions reports made as required under the Code, including any brokerage confirmations and account statements made in lieu of these reports;

▪  A list of the names of persons who are currently, or within the past five years were, covered persons;

▪  A record of any decision and supporting reasons for approving the acquisition of securities by supervised or access persons in initial public offerings, or otherwise limited offerings, for at least five years after the end of the fiscal year in which approval was granted,

▪  Any waiver from or exception to the Code for any covered person of BlueArc subject to the Code and;

▪  A copy of the annual report to any registered fund’s board describing any issues that have arisen under the code, to be retained for at least five years from the end of the fiscal year in which the report was made.

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7.       Form ADV Disclosure

A description of the Code will be provided in BlueArc's Part 2A of Form ADV, Firm Brochure. This description in BlueArc's Part 2A of Form ADV, Firm Brochure, will include the following statement:

"BlueArc Capital Management, LLC will provide a copy of the Code to any Client or prospective Client upon request."

8.       Acknowledgment of Receipt

A copy of the Code and any amendments will be provided to each supervised and access person. BlueArc's covered persons must acknowledge, initially, annually and as the Code is amended, that they have received, read, and understand, the above Code of Ethics regarding personal securities trading and other potential conflicts of interest and agree to comply with the provisions therein.

This Code is revised, approved and promulgated effective November 10th, 2014. All prior versions are hereby revoked.

By:       ________________________

Ronald Zazworsky, Jr.

Its: CEO

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Exhibit 1: Personal Securities Trading Request & Authorization

BlueArc Capital Management, LLC

Name Date
I hereby request authorization to enter the following securities transaction:
Company Name	Ticker Symbol
Number of Shares	Type (Buy/Sell)
Price (Mkt/Lmt)	Other
Account Number	Acct Type
Broker Dealer	Bank

This transaction is for investment purposes and to the best of my knowledge will comply with the appropriate personal trading and insider trading provisions contained in BlueArc’s Code of Ethics.

______________________________________________ ________________________

Signature Date

The above transaction is approved based on information provided above and is in effect solely for the business day on which approval was granted. If the transaction does not execute or is partially executed, a new pre-clearance request will be required.

The above transaction is disapproved for the following reasons:

__________________________________________ ________________________

Signature of CCO or their designee Date

__________________________________________

Print Name

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Exhibit 2: Employee Initial/Annual Certification

BlueArc Capital Management, LLC

I certify the following information to be true to the best of my knowledge:

(Initial each certification.)

_____ I hereby acknowledge receipt of BlueArc's Policies and Procedures Manual dated November 10th, 2014 and addendums, pending and applied. I have read, understand, and agree to comply with conditions contained therein.

_____ I hereby acknowledge the receipt of a copy of the Code of Ethics dated November 10th, 2014. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an Access Person.

_____ I have read, understand and agree to comply with Section 9 Insider Trading Provisions of BlueArc Capital Management, LLC’s Policies and Procedures Manual. I have read, understand, and agree to comply with conditions contained therein.

_____ I understand that as a supervised person of BlueArc, I must promptly (upon discovery of violation) report violations of compliance procedures to the CCO as the situation dictates. If the CCO is unavailable, the violation must then be reported to the Managing Director of BlueArc Capital Management, LLC.

_________________________________________ _________________________

Signature Title

_________________________________________ _________________________

Print Name Date

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Exhibit 3: Electronic Communications Certification

BlueArc Capital Management, LLC

I certify the following information to be true to the best of my knowledge:

The purpose of this certification is to provide additional clarification of BlueArc Capital Management, LLC’s (“Adviser”) policies and procedures related to Electronic Communications. If you have any questions about the contents of this certification or the Adviser’s policy with regard to electronic communications, please contact the Compliance department. Once you have read and have an understanding of these guidelines, please certify electronically below.

According to various regulations, the Adviser must retain and monitor all electronic communications sent or received by its personnel. For the Adviser, the only approved Electronic Communications are through company e-mail.

Electronic Communications do not include any other means of electronic communication. Under no circumstances shall any Adviser business be conducted through non-approved electronic communications. Examples of non-approved electronic communications include but are not limited to personal email (Gmail, Yahoo!, Hotmail, etc.), PIN messaging, and social networking (Facebook, Twitter, etc.). If you are currently communicating through non-approved means of electronic communication, please refrain from doing so immediately.

BlueArc Capital Management, LLC has established the following policy which limits or prohibits participation in these forums due to the difficulties of supervision and potential liability:

  Supervised persons are not permitted to participate in chat rooms that are investment related.
  Supervised persons are not permitted to post to investment related blogs, bulletin boards or message boards.
  Websites established for home or family use must not be used for BlueArc Capital Management, LLC business related purposes. No form of solicitation for investment related purposes is permitted on personal websites.
  Supervised persons are permitted to utilize LinkedIn as a professional networking site for posting their individual profile.  Supervised persons are not permitted to divulge the Adviser’s name or their position on any other social network.
  Supervised persons must inform the CCO upon the creation of a LinkedIn account/profile for review and approval.
  Supervised persons must use the standard description of the Adviser’s business provided by the CEO or CCO.
  Supervised persons must “link” the CCO to their professional social network for monitoring purposes.

If an employee elects to use the Adviser’s name on LinkedIn and identifies themselves as such, they must refrain from:

  Misrepresenting their job title or position
  Posting any privileged or nonpublic information about the Adviser’s business activities and/or clients.
  Posting business-related comments that may harm or reflect negatively on the Adviser.
  Displaying a link to the Adviser’s website or disclosing the Adviser’s website as this may be construed as an endorsement or “testimonial” of the Adviser’s business.
  Posting comments that amount to a “testimonial” of the Adviser’s business.
  Providing a referral, reference or endorsement for current or former supervised persons.
☐	I have read this certification and I fully understand its contents and the requirements it places upon me as an employee of BlueArc Capital Management, LLC. I agree that I will fully comply with the requirements contained herein.

Signature Title

Print Name Date

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Exhibit 4: Employee Disciplinary Action Certification

BlueArc Capital Management, LLC

I certify the following information to be true to the best of my knowledge:

☐ Yes ☐ No At any time in the last ten (10) years have you been convicted of a felony or misdemeanor involving the purchase or sale of any security or commodities or futures contract, the taking of a false oath, the making of a false report, bribery, perjury, burglary, theft larceny, embezzlement, extortion, forgery, fraudulent conversion counterfeiting, misappropriation, or conspiracy to commit any such offense, or arising out of your conduct as an underwriter, broker, dealer, investment adviser, bank, municipal securities dealer, government securities broker, government securities dealer transfer agent, fiduciary or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of an investment company, investment adviser, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act?

☐ Yes ☐ No Have you been, by reason of any misconduct, permanently or temporarily enjoined by order, judgment, or decree of any court from acting as an investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an associated person or employee of any of the foregoing, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security or commodities or futures contract, or arising out of any securities or commodities investment advisory activities?

☐ Yes ☐ No Have you ever been found by the SEC or the U.S. Commodities Futures Trading Commission (the “CFTC”) to have willfully made or caused to be made in any registration statement, application for registration or report required to be filed with the SEC or the CFTC under United States securities or commodities laws, or in any proceeding before the SEC or the CFTC with respect to registration, any statement which was at the time and in the light of the circumstances under which it was made false and misleading with respect to any material fact, or to have omitted to state in any such application or report any material fact which was required to be stated therein?

☐ Yes ☐ No Have you ever been found by the SEC, CFTC, or any court to have willfully violated or to have aided, abetted, counseled, commanded, induced or procured the violation by any other person of the Securities Act, the Exchange Act, the Investment Advisers Act of 1940, the Investment Company Act of 1940, or the Commodity Exchange Act, or of any rule or regulation under any of such Acts, or the laws of any jurisdiction relating to securities or relating to the conduct of business as a broker, dealer, bank, municipal securities dealer, investment adviser, investment company, or any entity required to be registered under the Commodity Exchange Act?

☐ Yes ☐ No Have you ever been found by any foreign financial regulatory authority to have (i) made or caused to be made any statement that was at the time and in light of the circumstances under which it was made false or misleading with respect to any material fact, or omitted to state a material fact required to be stated; or (ii) violated or aided, abetted, counseled, commanded, induced or procured the violation by another person of any foreign securities or commodities statute or regulation?

☐ Yes ☐ No Have you (i) been convicted by a foreign court of competent jurisdiction within ten (10)

years of any felony or misdemeanor involving the purchase or sale of any security arising out of your conduct as a broker, dealer, investment adviser, or commodities or futures trader; or (ii) by reason of any misconduct, been enjoined by order, judgment, or decree of any court from acting as investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security, or arising out of any securities investment advisory activities?

_________________________________________ _________________________

Signature Date

_________________________________________ _________________________

Print Name Title

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Exhibit 5: Initial Political Contribution Certification

BlueArc Capital Management, LLC

EMPLOYMENT DATE ____/_____/____

I certify that in the two-year period ending on the date indicated above:

(1)       Choose either Yes or No:

BlueArc policies prohibit supervised persons from making any political contribution for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business. Furthermore, BlueArc policies prohibit supervised persons from directing, suggesting or soliciting any other person to make any political contribution, or coordinated any political contributions, for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.

I certify that I have complied with these policies: __________ [Yes] _________ [No] (initial where applicable)

(2)       Choose either (a) or (b):

(a) I have not coordinated or solicited a political contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party. ______________(initial if applicable)

(b) I have coordinated or solicited a political contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party as described below:

Date of Contribution	Date of Pre-Clearance	Candidate/Party	Election	Amount

(3)       Choose either (a) or (b):

(a)       I have not made (or directed to be made) any political contribution to a state or local official or to a candidate for state or local office._____________ (initial if applicable)

(b)       I have made (or directed to be made) the following contributions to state or local officials or candidates for state or local office:

Date of Contribution	Date of Pre-Clearance	Candidate/Party	Election	Amount

Signature:___________________________________ Date:______________________________

Printed Name:___________________________________

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Exhibit 6: Quarterly Political Contribution Certification

BlueArc Capital Management, LLC

CALENDAR QUARTER ENDED ____/_____/____

I certify that in the three-month period indicated above:

(1)       Choose either Yes or No:

BlueArc policies prohibit supervised persons from making any political contribution for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business. Furthermore, BlueArc policies prohibit supervised persons from directing, suggesting or soliciting any other person to make any political contribution, or coordinated any political contributions, for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.

I certify that I have complied with these policies: __________ [Yes] _________ [No] (initial where applicable)

(2)       Choose either (a) or (b):

(a) I have not coordinated or solicited a political contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party. ______________(initial if applicable)

(b) I have coordinated or solicited a political contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party as described below:

Date of Contribution	Date of Pre-Clearance	Candidate/Party	Election	Amount

(3)       Choose either (a) or (b):

(a)       I have not made (or directed to be made) any political contribution to a state or local official or to a candidate for state or local office._____________ (initial if applicable)

(b)       I have made (or directed to be made) the following contributions to state or local officials or candidates for state or local office:

Date of Contribution	Date of Pre-Clearance	Candidate/Party	Election	Amount

Signature:___________________________________ Date:______________________________

Printed Name:___________________________________

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Exhibit 7: Initial Personal Securities Holdings Report

BlueArc Capital Management, LLC

As of the date below, I had a direct and indirect beneficial ownership in the following reportable securities:

Title of Security	Type of Security	Exchange Ticker Symbol or CUSIP	Number of Shares	Principal Amount

I hereby represent that I maintain account(s), as of the date this report is submitted, in which securities are held for my direct or indirect benefit, with the brokers, dealers or banks listed below:

Name of Account	Name of Broker, Dealer or Bank with Whom Account Maintained

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed.

Date: ______________________ Signature: _________________________________

Printed Name: _____________________________

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Exhibit 8: Annual Personal Securities Holdings Report

BlueArc Capital Management, LLC

YEAR ENDED DECEMBER 31, 20____

As of the date above, I had a direct or indirect beneficial ownership in the following reportable securities:

Title of Security	Type of Security	Exchange Ticker Symbol or CUSIP	Number of Shares	Principal Amount

I hereby represent that I maintain account(s), with the brokers, dealers or banks listed below, in which securities are held for my direct or indirect benefit:

Name of Account	Name of Broker, Dealer or Bank with Whom Account Maintained

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed. I hereby certify that, during the year, I have complied with the requirements of the Code of Ethics and I have reported all securities transactions and securities accounts required to be reported pursuant to the Code of Ethics.

Date: ______________________ Signature: _________________________________

Printed Name: _____________________________

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Exhibit 9: Quarterly Personal Securities Transaction Report

BlueArc Capital Management, LLC

CALENDAR QUARTER ENDED ____/_____/____

During the calendar quarter referred to above, the following transactions were effected in securities of which I had, or by such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:

Date of Transac-tion	Title of Security	Exchange Ticker Symbol or CUSIP	Interest Rate and Maturity Date	Number of Shares/ Principal Amount	Nature of Transaction (purchase, sale, other)	Price	Broker, Dealer or Bank Through Whom Effected

All brokerage accounts holding securities in which I have direct or indirect beneficial interest or control and that were established during the calendar quarter noted above are listed in the table below. (Include 401(k) Plans and Profit Sharing Plans.):

Name of Broker, Dealer, or Bank	Account Name	Date Account Established

This report excludes (i) transactions with respect to which I had no direct or indirect influence or control, and (ii) other transactions not required to be reported, and is not admission that I have or had any direct or indirect beneficial ownership in the securities listed.

Date: ______________________ Signature: _________________________________

Printed Name:______________________________

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Exhibit 10: Outside Business Activity

BlueArc Capital Management, LLC

REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES

Name of Organization
Organization’s Primary Business
Is the organization a publicly traded firm?
If yes, list the stock symbol:
Describe your anticipated role with the organization:
Describe any compensation you will receive:
Describe any known relationships between and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:
List any employees you know to be officers or directors of the organization:

If approval is granted, I agree to:

  Notify the CCO of any change in the above information;
  Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;
  Adhere to the insider trading policies and procedures, and not transfer any nonpublic information between perimeter or concourse and the organization; and
  Avoid involvement in any arrangement between our firm and the entity, and recuse myself of voting on such matters.

Signature Date

Approval Granted by / Denied:

Signature Date

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